UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -------------------



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  April 2, 2007

                Date of Report (Date of earliest event reported)

                         Ambassadors International, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-26420                 91-1688605
 (State of Incorporation)    (Commission File Number)       (IRS Employer
                                                       Identification Number)

                              1071 Camelback Street
                             Newport Beach, CA 92660
               (Address of principal executive offices) (Zip Code)

                                 (949) 759-5900
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.01.  Completion of Acquisition or Disposition of Assets.

     On April 6, 2007, Ambassadors International, Inc. ("Ambassadors") filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the completion of its acquisition through its wholly-owned subsidiary, Ambassadors International Cruise Group, LLC ("Ambassadors International Cruise Group"), of Windstar Sail Cruises Limited, and related entities pursuant to the terms of that certain Purchase Agreement dated as of February 21, 2007 (the "Purchase Agreement") between Ambassadors International Cruise Group and HAL Antillen N.V. ("HAL Antillen"), a unit of Carnival Corporation plc. The acquisition was completed on April 2, 2007.

     The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 2.1 hereto and the press release attached as 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

Exhibits

2.1 Purchase Agreement, dated February 21, 2007, between Ambassadors International Cruise Group and HAL Antillen and certain exhibits listed therein including: First Preferred Mortgages, Pledge Agreement, Security Agreement, Buyer Note, Deeds of Covenants, Subsidiary Guarantee and Parent Guarantee.

99. Text of press release, dated April 2, 2007.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         AMBASSADORS INTERNATIONAL, INC.


Date: April 6, 2007                      By:/s/ Brian R. Schaefgen
                                            -----------------------------------
                                            Brian R. Schaefgen
                                            Chief Financial Officer